RETENTION AGREEMENT

          This retention Agreement (this "Agreement") is made and entered into as of June 13, 2001 by and between Gehl Company, a Wisconsin corporation (the "Company") and __________________ (the "Executive").

     1. Purpose. The purpose of this Agreement is to provide to the Executive a financial incentive to agree (i) to provide such additional services as are requested by the Company to enable the Company to prepare for, evaluate and negotiate a potential Change of Control Transaction (as defined herein) and (ii) to remain employed with the Company or, in the event a Change of Control Transaction has occurred, with the Company or the purchaser of the Company or any affiliate of such purchaser (collectively, the "Purchaser"), until March 31, 2002. The commitment of the Executive to provide additional services in connection with a Change of Control Transaction and to remain employed with the Company or the Purchaser until March 31, 2002, has been deemed by the Board of Directors of the Company to be in the best interests of the Company and its shareholders in connection with the consideration of a potential Change of Control Transaction.

     2. Change of Control Transaction. For the purpose of this Agreement, the term "Change of Control Transaction " means any of the following:

          a. securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities are acquired pursuant to a tender offer or an exchange offer; or

          b. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of the Company (other than a shareholder who is an "affiliate," as defined under rules promulgated under the Securities Act of 1933, as amended, of any party to such consolidation or merger); or

          c. the shareholders of the Company approve the sale of substantially all of the Company's assets to a corporation which is not a wholly-owned subsidiary of the Company; or

          d. any person becomes the "beneficial owner," as defined under rules promulgated under the Securities Exchange Act of 1934, as amended, directly or indirectly of securities of the Company representing twenty-five (25%) or more of the combined voting power of the Company's then outstanding securities the effect of which (as determined by the Company's Board of Directors (the "Board")) is to take over control of the Company.

     3. Duties of Executive. In consideration for the payment provided to the Executive hereunder, the Executive hereby agrees:

          a. to remain employed with the Company or, in the event a Change of Control Transaction has occurred, with the Company or the Purchaser, until March 31, 2002; and

          b. to provide such services as may be reasonably requested by the Company to assist the Company in preparing for, evaluating and, if deemed by the Board of Directors of the Company to be in the best interests of the Company and its shareholders, negotiating and consummating a Change of Control Transaction; and

          c. in the event a Change of Control Transaction occurs, to provide such services (consistent with the Executive's role immediately prior to the Change of Control Transaction) as may be reasonably requested by the Purchaser to assist in any transition of management, personnel or operations of the Company resulting from such Change of Control Transaction; and

          d. for a period of three months following the earlier to occur of the dates provided in Section 4(a)(i), (ii) and (iii) below, to not be employed by any other business (excluding the Company and/or the Purchaser) that is a direct competitor of the Company as it relates to a major product line of the Company; provided, however, that the Executive shall not be obligated to perform the covenants of this Section 3(d) unless the Retention Bonus (as defined below) provided in Section 4 hereof is paid to the Executive pursuant to the terms set forth in such section.

     4. Consideration. In consideration for fulfillment by the Executive of Executive's duties hereunder, the Company and the Executive hereby agree as follows:

          a. The Company agrees to pay to the Executive a cash retention bonus (the "Retention Bonus") equal in value to nine (9) months of the Executive's Monthly Base Salary (as defined below). Such amount (if it is to be paid as provided herein) shall be paid on the earlier to occur of (i) March 31, 2002 (provided Executive has remained in the employment of the Company or the Purchaser until such date irrespective of whether or not a Change of Control Transaction has been consummated); (ii) such date that Executive's employment with the Company or, in the event a Change of Control Transaction occurs, with the Company or the Purchaser terminates prior to March 31, 2002 for any reason other than death or disability of the Executive, termination of employment by the Company or the Purchaser, as the case may be, for Cause (as defined herein), or voluntary separation from employment by the Executive other than as contemplated in Section 4(a)(iii); or (iii) such date that Executive's employment with the Company or, in the event a Change of Control Transaction occurs, with the Company or the Purchaser is terminated by the Executive prior to March 31, 2002 for Good Reason (as defined in Section 4(d)).

          b. In the event the Executive's employment with the Company or the Purchaser is terminated due to his death or disability prior to the earlier to occur of the dates provided in Section 4(a)(i), (ii) and (iii) above, the Company agrees to pay to the Executive or his estate an amount in cash equal to the Retention Bonus multiplied by a fraction the denominator of which is the number of calendar days from the date hereof to and including


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

March 31, 2002 and the numerator of which is the number of calendar days from the date hereof to and including the date the Executive died or became disabled. For the purposes of this Paragraph 4, the term "disability" means the Executive's absence from, or his inability to perform, his duties hereunder on a full-time basis for a period of three (3) consecutive months or more than three
(3) months in the aggregate prior to March 31, 2002 due to his physical or mental illness or injury, whether or not such illness or injury is job-related.

          c. "Cause" means termination by action of the Board of Directors of the Company or the Purchaser, as the case may be, because of the willful and continued failure of the Executive to fulfill his obligations as an officer of the Company (other than such failure resulting from the Executive's death or disability) or because of serious willful misconduct by the Executive, as, for example, the commission by the Executive of a felony or the perpetration by the Executive of a common-law fraud against the Company or the Purchaser, as the case may be.

          d. "Good Reason" means the occurrence of any one of the following events or conditions:

               i. the removal of the Executive from, or any failure to re-elect or reappoint the Executive to, any of the positions held with the Company on the date hereof or any other positions with the Company to which the Executive shall thereafter be elected, appointed or assigned, except in connection with the termination of his employment for Cause or as a result of his death or disability; or

               ii. a good faith determination by the Executive that there has been a significant adverse change, without the Executive's written consent, in the Executive's working conditions or status from such working conditions or status in effect on the date hereof, including but not limited to (A) a significant change in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or
     (B) a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements; or

               iii. any material breach by the Company or the Purchaser of any provision of this Agreement; or

               iv. the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company, to assume and agree to perform this Agreement; or

               v. the Company's or the Purchaser's requiring the Executive to be based at any office or location which is not within a fifty (50) mile radius of West Bend, Wisconsin, except for travel reasonably required in the performance of the Executive's responsibilities and consistent with past practice, without the Executive's consent.


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

For purposes of this Section, any good faith determination of Good Reason made by the Executive shall be conclusive.

          e. "Monthly Base Salary" means the Executive's monthly gross rate of pay as of the date hereof, including holiday and vacation pay, sick leave compensation, salary reduction contributions made on behalf of the Executive to tax-deferred retirement plans and pre-tax welfare benefit plans, and any amounts transferred with respect to the month to non-qualified deferred compensation plans sponsored by the Company.

     5. Not Employment Agreement. This Agreement is not and shall not be construed as an employment agreement. Subject to the obligations to pay the Retention Bonus to the Executive pursuant to Section 4 hereof, the Company or Purchaser, as the case may be, may at any time dismiss the Executive from employment.

     6. Severability. The provisions of this Agreement shall be regarded as divisible, and if any of such provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

     7. Contents of Agreement; Amendment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, but does not affect the terms or interpretation of any other agreements existing between the Company and the Executive. This Agreement may not be amended or modified at any time except by written instrument executed by the Company and the Executive.

     8. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

     9. Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law or with the written consent of the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     10. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     11. Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when actually received by the Executive or actually received by the Company or the Purchaser, as the case may be. If mailed, such notices shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid.

     12. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.


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

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his hand, all as of the date set forth above.

GEHL COMPANY                            EXECUTIVE



By:
   --------------------------------     -------------------------------------
     Name:                              Name:
     Title:




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